Exhibit 4.1

CERTIFICATE OF DESIGNATIONS OF

7.50% SERIES A CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK

OF BLOCKBUSTER INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Blockbuster Inc., a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in Article IV of its Second Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Preferred Stock Committee (designated by the Board of Directors of the Company (the “Board of Directors”)) by resolution adopted by unanimous written consent, pursuant to Section 141(f) of the DGCL, on November 14, 2005, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Preferred Stock Committee by the Board of Directors, and in the Board of Directors by the Restated Certificate of Incorporation, the Preferred Stock Committee designated by the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of the Company’s preferred stock, par value $0.01 per share, with a liquidation preference of $1,000 per share plus an amount equal to the sum of all accumulated and unpaid dividends (including additional dividends, if any), subject to adjustment as provided in Section 18(ii) hereof, which shall be designated as 7.50% Series A Cumulative Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) consisting of 172,500 shares, no shares of which have heretofore been issued by the Company, having the following powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

Section 1. Ranking. The Series A Preferred Stock will rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company: (i) senior to all Junior Stock, (ii) on parity with all Parity Stock and (iii) junior to all Debt Obligations and Senior Stock. The Company’s ability to issue Capital Stock that ranks senior to its Series A Preferred Stock shall be subject to the provisions of Section 5 hereof.

Section 2. Dividends.

(i) Each holder of shares of the outstanding Series A Preferred Stock (together, the “Holders”) shall be entitled, when, as and if declared by the Board of Directors or a duly authorized committee thereof out of assets of the Company legally available therefor, to receive cumulative dividends at the initial rate per annum of 7.50% (subject to increase as set forth in Section 2(ii) and Section 2(iii) below) of the liquidation preference of $1,000 per share of Series A Preferred Stock, subject to adjustment as provided in Section 18(ii) hereof (such liquidation preference, as adjusted from time to time, the “Liquidation Preference”) (initially equivalent to $75.00 per annum per share) payable quarterly in arrears (such rate, as the same may be adjusted from time to time pursuant to Section 2(ii) and for any Additional Dividends pursuant to Section 2(iii) below, the “Dividend Rate”). Dividends payable for each full dividend period will be computed by dividing the Dividend Rate by four and shall be payable in arrears on each Dividend Payment Date (commencing February 15, 2006) for the quarterly period ending immediately prior to such Dividend Payment Date, to the holders of record of Series A Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend Payment Date. Such dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date (whether or not in any dividend period or periods there shall be assets of the Company legally available for the payment of such dividends in whole or in part). The initial dividend on the Series A Preferred Stock, for the period commencing on November 15, 2005, to but excluding February 15, 2006, shall be $18.75 per share and shall be payable, when, as and if declared, on February 15, 2006. Each subsequent quarterly dividend on the Series A Preferred Stock, when, as and if declared, shall be $18.75 per share (subject to increase as set forth in Section 2(ii) and Section 2(iii) below). Dividends payable for any partial dividend period, including the initial dividend period ending immediately prior to February 15, 2006, shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months.

(ii) If the Company shall have failed to pay dividends (whether in cash or shares of Class A Common Stock pursuant to Section 3 below) on the Series A Preferred Stock on any six Dividend Payment Dates, whether or not consecutive, (the “Initial Six-Quarter Period”) the Dividend Rate shall increase on and after the day after such sixth Dividend Payment Date by one percentage point (100 basis points), and on the Dividend Payment Date on which the Company has paid in full all accumulated and unpaid dividends on the Series A Preferred Stock for all dividend periods up to and including such Dividend Payment Date, the Dividend Rate shall decrease by one percentage point (100 basis points). After the Initial Six-Quarter Period and the taking of action by the Company to cause a decrease in the Dividend Rate as provided in the prior sentence, if and whenever one full quarterly dividend payable on the Series A Preferred Stock is not paid, the Dividend Rate shall increase by one percentage point (100 basis points) until the Company has paid in full all accumulated and unpaid dividends on the Series A Preferred Stock for all dividend periods terminating on or prior to the date on which the accumulated and unpaid dividends are paid in full.

(iii) Upon a Registration Default, additional dividends (“Additional Dividends”) shall accumulate on the Series A Preferred Stock on and after the date such Registration Default occurs at the rate of 0.25% of the Liquidation Preference per annum for the first 90 days following such date and at a rate of 0.50% of the Liquidation Preference per annum on and after the 91st day following such date to but excluding the date all Registration Defaults have been cured. A “Registration Default” shall have the meaning set forth in the Registration Rights Agreement among the Company, [•] and [•] dated as of November 15, 2005 relating to the Series A Preferred Stock (as amended from time to time), which such term is, and all terms relating thereto are, incorporated herein as if made herein.

(iv) No dividend will be declared or paid upon, or any sum set apart or shares of Class A Common Stock distributed for the payment of dividends upon, any outstanding share of the Series A Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum of money or number of shares of Class A Common Stock have been set apart or shares of Class A Common Stock distributed for the payment of such dividend, upon all outstanding shares of Series A Preferred Stock.

(v) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares in accordance with Section 16 hereof) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless all accumulated and unpaid dividends shall have been or contemporaneously are declared and paid, or are declared and a sum of cash or number of shares of Class A Common Stock sufficient for the payment thereof is set apart for such payment, on the Series A Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Series A Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series A Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Series A Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Stock bear to each other.

(vi) Holders shall not be entitled to any dividends on the Series A Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends calculated pursuant to this Section 2. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

(vii) With respect to dividends that have been declared for payment, a Holder at the close of business on a Dividend Record Date will be entitled to receive the dividend payment on its Series A Preferred Stock on the next succeeding Dividend Payment Date notwithstanding the Company’s default in payment of the dividend due on that Dividend Payment Date.

(viii) Dividends in arrears on the Series A Preferred Stock in respect of a dividend period not declared for payment (“Delayed Dividends”) may be declared by the Board of Directors or a duly authorized committee thereof and paid on any date fixed by the Board of Directors or a duly authorized committee thereof, whether or not a Dividend Payment Date, to the Holders of record as they appear on the stock register of the Company on a record date selected by the Board of Directors or a duly authorized committee thereof, which shall (a) not precede the date the Board of Directors or an authorized committee thereof declares the dividend payable and (b) not be more than 60 days prior to the date the dividend is paid.

Section 3. Method of Payment of Dividends.

(i) Subject to restrictions set forth herein, dividends on Series A Preferred Stock may be paid, at the sole discretion of the Company, (a) in cash; (b) by delivery of shares of Class A Common Stock; or (c) through any combination of cash or Class A Common Stock.

(ii) Shares of Class A Common Stock issued in payment or partial payment of a dividend shall be valued for such purpose at 95% of the average of the daily Volume-Weighted Average Price for each of the five consecutive Trading Days ending on the second Trading Day immediately prior to the Dividend Record Date for such dividend.

(iii) Dividend payments on the Series A Preferred Stock will be made in cash, except to the extent the Company elects to make all or any portion of such payment in Class A Common Stock by giving notice to Holders and issuing a press release, each in accordance with Section 3(v) and Section 13 hereof, of such election at least ten (10) Trading Days prior to the Dividend Record Date for such dividend.

(iv) During the period commencing on the date of the original issuance of any shares of Series A Preferred Stock and ending on the second anniversary of such date, no payment or partial payment of a dividend on the Series A Preferred Stock may be made by delivery of Class A Common Stock unless:

(a) an effective registration statement exists at the time of delivery of such shares of Class A Common Stock; or

(b) in the case of dividends paid by delivery of shares of Class A Common Stock issued on or after the first anniversary of the date of the original issuance of any shares of Series A Preferred Stock, at the time of delivery of such shares, the Company satisfies the requirements of Rule 144(c) of the Securities Act.

(v) The notice and press release specified in Section 3(iii) will set forth the portion of such payment that will be made in cash (by specifying the dollar amount) and the portion that will be made in shares of Class A Common Stock. In addition, with respect to any such payment to be made during the period commencing on the original issuance date of any shares of Series A Preferred Stock and ending on the second anniversary of such date, such notice will:

(a) with respect to delivery of shares of Class A Common Stock for which the Company relies on Section 3(iv)(a) above, state whether an effective registration statement exists and is available for resales of shares of Class A Common Stock that are issued in respect of dividends; and

(b) with respect to delivery of shares of Class A Common Stock for which the Company relies on Section 3(iv)(b) above:

(1) state whether the Company is in compliance and will be in compliance with Rule 144(c) under the Securities Act on the date of delivery of dividends in the form of Class A Common Stock;

(2) set forth the relevant text of Rule 144(e) under the Securities Act regarding the calculation methods of volume limitations;

(3) include a statement that investors must make their own determination as to whether they are entitled to rely on Rule 144 under the Securities Act in respect of resales of shares of Class A Common Stock that are issued in respect of dividends; and

(4) include a statement that investors may be required to make certain filings with the Securities and Exchange Commission (the “SEC”) and other regulatory authorities in relation to any resales of shares of Class A Common Stock pursuant to Rule 144 under the Securities Act.

(vi) No fractional shares of Class A Common Stock will be delivered to Holders in payment or partial payment of a dividend. In lieu of delivery of a fractional share, a cash adjustment will be paid to each Holder in accordance with Section 16 hereof. Any portion of any such payment that is declared and not paid through the delivery of Class A Common Stock will be paid in cash.

Section 4. Liquidation Preference.

(i) In the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company, each Holder shall be entitled to receive out of the assets of the Company available for distribution to stockholders of the Company, before any payment or distribution of assets is made to holders of the Class A Common Stock or Class B Common Stock or any other Junior Stock but after any payment or distribution in respect of Debt Obligations or Senior Stock, the Liquidation Preference, plus accumulated and unpaid dividends (whether or not declared and including Additional Dividends, if any) thereon to the date fixed for liquidation, winding up or dissolution.

(ii) Neither the sale of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 4.

(iii) In the event the assets of the Company available for distribution to Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 4(i) and amounts to which holders of Parity Stock are entitled, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock and holders of Parity Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution, with the amount allocable to each series of such stock determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares of each series and accumulated and unpaid dividends (including, in the case of Series A Preferred Stock, Additional Dividends, if any) to which each series is entitled.

(iv) After the payment to the Holders of full preferential amounts provided for in Sections 4(i) and 4(iii) hereof, the Holders as such shall have no right or claim to any of the remaining assets of the Company.

Section 5. Voting Rights.

(i) Holders shall have no voting rights, except as set forth in this Section 5 or as expressly required by applicable state law from time to time.

(ii) If and whenever six full quarterly dividends, whether or not consecutive, payable on the Series A Preferred Stock, are not paid, the number of directors constituting the Board of Directors will be increased by two and the holders of the Series A Preferred Stock, voting as a single class with any other preferred stock having similar voting rights that are exercisable, shall have a right to elect those additional directors to the Board of Directors until all accumulated and unpaid dividends on the Series A Preferred Stock have been paid in full. To exercise this right, any holder of the Series A Preferred Stock, may by written notice request that the Board of Directors call a special meeting of the holders of the Company’s preferred stock for the purpose of electing the additional directors and, if such non-payment of dividends is continuing, the Board of Directors shall call such meeting within 35 days after such written request. Such voting rights and the terms of the directors so elected will continue until such time as all accumulated and unpaid dividends on the Series A Preferred Stock have been paid in full, and at such time, the number of directors will, without further action, be reduced by two.

(iii) So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote of stockholders of the Company required under applicable law or the Restated Certificate of Incorporation, the affirmative vote or consent of the Holders of at least 66 2/3% of the then outstanding shares of the Series A Preferred Stock will be required to approve (a) any amendment of the Restated Certificate of Incorporation if the amendment would alter or change the powers, preferences, privileges or rights of the Series A Preferred Stock so as to affect the Holders adversely, (b) the issuance, authorization or increase in the authorized amount of, or the issuance or authorization of any obligation or security convertible into or evidencing a right to purchase, by merger, consolidation or otherwise, any class or series of Senior Stock, or (c) any reclassification by merger, consolidation or otherwise, any authorized stock of the

Company into any class or series of, or any obligation or security convertible into or evidencing a right to purchase, any Senior Stock; provided that no such vote shall be required for the Company to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Parity Stock or Junior Stock.

(iv) In any case where the Holders are entitled to vote, each share of Series A Preferred Stock shall be entitled to one vote.

Section 6. Termination of Conversion Rights.

(i) On or after November 20, 2010, the Company may at any time, by providing not less than 15 nor more than 45 days’ notice, terminate the conversion right set forth in Section 7 below for all shares of Series A Preferred Stock; provided that the Company may exercise this right only if the Closing Sale Price of the Class A Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days, including the last Trading Day of such 30-day period, ending on the Trading Day prior to the date the Company gives notice of termination (by press release as described in Section 6(ii) hereof), equals or exceeds 130% of the Conversion Price on each such Trading Day.

(ii) To exercise its right to terminate the conversion right of the Series A Preferred Stock described in Section 6(i) hereof, the Company must issue a press release prior to the close of business on the first Trading Day following any date on which the conditions described in Section 6(i) hereof are met, announcing such election to terminate the conversion right of the Series A Preferred Stock. The Company will also give notice by mail or by publication (with subsequent prompt notice by mail) to the Holders (not more than seven Business Days after the date of the press release) of the election to terminate the conversion right of the Series A Preferred Stock. The termination date will be a date selected by the Company (the “Termination Date”) and will be no more than 45 days or less than 15 days after the date on which the Company gives notice of such termination by issuing the press release described in this Section 6(ii).

(iii) In addition to any information required by applicable law or regulation, the press release and notice of termination described in Section 6(i) shall state, as appropriate:

(a) the Termination Date; and

(b) the number of shares of Class A Common Stock to be issued upon conversion of each share of Series A Preferred Stock.

(iv) On and after the close of business on the Termination Date, the right to convert the Series A Preferred Stock as set forth in Section 7 below will automatically terminate. The dividend payment with respect to the Series A Preferred Stock for which a Termination Date occurs during the period between the close of business on any Dividend Record Date for the payment of dividends to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date regardless of whether a holder tenders its shares of Series A Preferred Stock for conversion on or prior to the Termination Date.

(v) The Company may not authorize, issue a press release or give notice of any termination pursuant to Section 6(i) hereof unless, prior to giving the termination notice, all accumulated and unpaid dividends on the Series A Preferred Stock for periods ended prior to the date of such press release or notice shall have been paid.

(vi) In addition to the Company’s right to terminate the conversion right described in Section 6(i) hereof, if there are fewer than 15,000 shares of Series A Preferred Stock outstanding, the Company shall have the right, at any time on or after November 20, 2010, at its option in accordance with this clause (vi), to redeem for cash all such outstanding shares of Series A Preferred Stock, to the extent of lawfully available funds therefor, at a redemption price per share of Series A Preferred Stock equal to the Liquidation Preference plus an amount equal to accumulated and unpaid dividends (including Additional Dividends, if any) to, but excluding, the Redemption Date. To exercise the redemption right for the Series A Preferred Stock as set forth in this Section 6(vi), the Company shall issue a notice by press release at any time after November 20, 2010 setting forth a redemption date (the “Redemption Date”) for the Series A Preferred Stock, which shall be at least 15 days but no more than 45 days after the date of such notice, followed by a notice by mail or by publication (with subsequent prompt notice by mail) to Holders not more than seven Business Days after the date of such press release notice; provided that the Company may not issue a redemption notice or press release, or otherwise exercise its redemption right set forth in this Section 6(vi), if at such time there are greater than 15,000 shares of Series A Preferred Stock or the Company shall not have paid all accumulated and unpaid dividends on the Series A Preferred Stock for all dividend periods ended prior to the date of such press release or notice. On and after the Redemption Date, all rights of Holders will terminate except for the right to receive the redemption price for the shares of Series A Preferred Stock redeemed. The dividend payment with respect to the Series A Preferred Stock for which a Redemption Date occurs during the period between the close of business on any Dividend Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date regardless of whether a Holder tenders its share of Series A Preferred Stock for conversion on or prior to the Redemption Date. For the avoidance of doubt, the designation of a Redemption Date by the Company pursuant to this Section 6(vi) shall not terminate any conversion right with respect to the Series A Preferred Stock as set forth in Section 7 below.

Section 7. Conversion at the Option of the Holder.

(i) Subject to the Company’s right to terminate the conversion right as described in Section 6(i) hereof, each Holder shall have the right, at any time, at its option, from the Issue Date to convert any or all of such Holder’s shares of Series A Preferred Stock into shares of Class A Common Stock at an initial conversion price of $5.15 per share (as such conversion price may be adjusted, the “Conversion Price”) subject to adjustment as set forth in Section 8 hereof. The conversion rate per share of Series A Preferred Stock at any time (as such conversion rate may be adjusted, the “Conversion Rate”) is equal to $1,000 plus any accumulated and unpaid dividends to the Conversion Date for such share (including Additional Dividends, if any, but not including any dividends accumulated for the dividend period including such Conversion Date, unless the Company has specified a Termination Date or Redemption Date as described in Section 6 hereof after a Dividend Record Date and on or prior to the related Dividend Payment Date) divided by the Conversion Price at such time.

(ii) Shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by a payment in cash in an amount equal to the dividend payable on the Series A Preferred Stock on that Dividend Payment Date unless the Company has specified a Termination Date during such period. A Holder on a Dividend Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date shall receive the dividend payable by the Company if declared and paid on the Series A Preferred Stock on that date, and the converting holder shall not be required to include payment in the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion.

(iii) Subject to Section 18(i) hereof, the conversion right of a Holder shall be exercised by the Holder of shares of Series A Preferred Stock represented by physical certificates other than the Global Preferred Stock by the surrender to the Company of the certificates representing shares of Series A Preferred Stock to be converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent to be maintained by it, accompanied by written notice to the Company in the form of Exhibit A that the Holder elects to convert all or a portion of the shares of Series A Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates representing shares of Class A Common Stock are to be issued and (if so required by the Company or its duly appointed Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the Holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 18(vii) hereof. If a Holder’s shares of Series A Preferred Stock are represented by Global Preferred Stock, such Holder must comply with the Depositary’s procedures for converting a beneficial interest in such Global Preferred Stock and, if required, pay funds equal to dividends payable on the next Dividend Payment Date to which such Holder is not entitled and, if required by Section 18(vii) hereof, pay all taxes or duties, if any. The date on which a Holder satisfies the foregoing requirements for conversion is referred to herein as the “Conversion Date”. The Company will deliver shares of Class A Common Stock due upon conversion, together with any cash in lieu of fractional shares in accordance with Section 16 hereof, no later than the fifth Business Day following the Conversion Date. Immediately prior to the close of business on the Conversion Date, each converting Holder shall be deemed to be the holder of record of Class A Common Stock issuable upon conversion of such Holder’s Series A Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Class A Common Stock shall not then be actually delivered to such Holder. On the Conversion Date all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except the rights of Holders thereof to: (a) receive certificates representing the number of whole shares of Class A Common Stock into which such shares of Series A Preferred Stock have been converted and cash, in lieu of any fractional shares, in accordance with Section 16 hereof; (b) receive Additional Shares, cash or Reference Property, as applicable, payable upon a Fundamental Change, in accordance with Section 9(iii); and (c) exercise the rights to which they are entitled as holders of Class A Common Stock.

Section 8. Anti-dilution Adjustments.

(i) Anti-Dilution Adjustments. The Conversion Price shall be subject to the following adjustments from time to time:

(a) Stock Dividends. In case the Company shall pay or make a dividend or other distribution to all holders of Class A Common Stock in shares of Class A Common Stock, the Conversion Price, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution, shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination.

(b) Stock Purchase Rights. In case the Company shall issue to all holders of its Class A Common Stock rights, options or warrants, entitling them to subscribe for or purchase shares of common stock of the Company or securities convertible into or exchangeable for shares of common stock of the Company for a period expiring within 60 days from the date of issuance of such rights, options or warrants at a price per share of common stock (or having a conversion price per share) less than the Market Value as of the date fixed for the determination of stockholders of the Company entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be decreased by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options or warrants (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Market Value and the denominator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock so offered for subscription or purchase, either directly or indirectly, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no such adjustment of Conversion Price shall be made if the Holders would be entitled to receive such rights, options or warrants upon conversion at any time of shares of Series A Preferred Stock into Class A Common Stock; provided further, however, that if any of the foregoing rights, options or warrants is only exercisable upon the occurrence of a Triggering Event, then the Conversion Price will not be adjusted until such Triggering Event occurs.

(c) Stock Splits; Reverse Splits; Reclassifications and Combinations. In case outstanding shares of Class A Common Stock shall be subdivided, split or reclassified into a greater number of shares of Class A Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately decreased, and, conversely, in case outstanding shares of Class A Common Stock shall each be combined or reclassified into a smaller number of shares of Class A Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately increased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.

(d) Cash Distributions. In case the Company shall, by dividend or otherwise, make distributions to all holders of its Class A Common Stock exclusively in cash (excluding any distribution consisting of cash in part which is provided for in Section 8(i)(f) hereof) immediately after the close of business on such date for determination, the Conversion Price shall be decreased by dividing the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders of the Company entitled to receive such distribution by a fraction, (A) the numerator of which shall be equal to the Market Value of a share of Class A Common Stock as of the date fixed for such determination and (B) the denominator of which shall be equal to the Market Value of a share of Class A Common Stock as of the date fixed for such determination less the per share amount of the dividend or distribution.

Notwithstanding the foregoing, in no event will an adjustment pursuant to this Section 8(i)(d) result in a Conversion Price of less than $4.20, subject to adjustment in accordance with Sections 8(i)(a), 8(i)(b), 8(i)(c), 8(i)(e) and 8(i)(f) hereof.

(e) Common Stock Repurchase Premiums. In the case that a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Class A Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares (as defined below)) of an aggregate consideration having a Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) per share of the Class A Common Stock that exceeds the Closing Sale Price of the Class A Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the last day (such day, the “Expiration Time”) tenders could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the Conversion Price shall be decreased by multiplying the Conversion Price immediately prior to the close of business on the Expiration Time by a fraction (1) the numerator of which shall be equal to (x) the product of (I) the Market Value as of the date of the Expiration Time and (II) the number of shares of Class A Common Stock outstanding (including any Purchased Shares (as defined below)) on the Expiration Time less (y) the amount of cash plus the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares (as defined below)), and (2) the denominator of which shall be equal to the product of (x) the Market Value as of the Expiration Time and (y) the number of shares of Class A Common Stock outstanding (including any Purchased Shares (as defined below)) on the Expiration Time less the number of all shares validly tendered, not withdrawn and accepted for payment on the Expiration Time (such validly tendered shares, up to any such maximum, being referred to as the “Purchased Shares”).

(f) Debt, Asset or Security Distributions. In case the Company shall, by dividend or otherwise, distribute to all holders of its Class A Common Stock evidences of its indebtedness, assets or securities (but excluding any dividend or distributions referred to in Section 8(i)(a), 8(i)(b) or 8(i)(d)), the Conversion Price shall be decreased by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution by a fraction, the numerator of which shall be the Market Value of a share of Class A Common Stock as of the date fixed for such determination less the then Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Class A Common Stock and the denominator of which shall be the Market Value of a share of Class A Common Stock as of the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such distribution.

(ii) Right and Warrants. If the Company distributes rights or warrants (other than those referred to above in Section 8(i)(b) hereof) pro rata to the holders of Class A Common Stock, so long as such rights or warrants have not expired or been redeemed by the Company, the Holder of any shares of Series A Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Class A Common Stock then issuable upon such conversion (the “Conversion Shares”), a number of rights or warrants to be determined as follows:

(a) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the “Distribution Date”), the same number of rights or warrants to which a holder of a number of shares of Class A Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants; and

(b) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Class A Common Stock into which such Series A Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date had such Series A Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants.

The Conversion Price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

(iii) De Minimis Adjustments. Notwithstanding anything herein to the contrary, no adjustment under this Section 8 shall be made to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1.0%) of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1.0%) of such Conversion Price; provided, however, that notwithstanding the foregoing, all such carried forward adjustments shall be made at the time the Company shall have designated a Termination Date, Redemption Date or upon giving a Fundamental Change Notice, and at the time of conversion of Series A Preferred Stock. No adjustment under this Section 8 shall be made if such adjustment will result in a Conversion Price that is less than the par value of the Class A Common Stock. All adjustments to the Conversion Price shall be calculated to the nearest 1/100th of a share of Class A Common Stock (or if there is not a nearest 1/100th of a share to the next lower 1/100th of a share).

(iv) Tax-Related Adjustments. The Company may make such decreases in the Conversion Price, in addition to those required by this Section 8, as the Board of Directors considers advisable in order to avoid or diminish any income tax to any holders of shares of Class A Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. In the event the Company elects to make such an decrease in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the decrease of the Conversion Price.

(v) Stockholder Rights Plans. Upon conversion of the Series A Preferred Stock, the Holders shall receive, in addition to the shares of Class A Common Stock and any cash for fractional shares in accordance with Section 16 hereof, if any, the rights issued under any future stockholder rights plan the Company may establish whether or not such rights are separated from the Class A Common Stock prior to conversion. A distribution of rights pursuant to a stockholder rights plan will not result in an adjustment to the Conversion Price pursuant to Section 8(i)(b) or 8(i)(f) provided that the Company has provided for the Holders to receive such rights upon conversion.

(vi) Notice of Adjustment. Whenever the Conversion Price is adjusted in accordance with this Section 8, the Company shall (a) compute the Conversion Price in accordance with this Section 8 and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based and (b) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to this Section 8 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), the Company or, at the request and expense of the Company, the Transfer Agent shall provide a written notice to the Holders of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the adjusted Conversion Price.

(vii) Reversal of Adjustment. If the Company shall take a record of the holders of its Class A Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(viii) Exceptions to Adjustment. The applicable Conversion Price shall not be adjusted:

(a) upon the issuance of any shares of the Class A Common Stock or Class B Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Class A Common Stock or Class B Common Stock under any plan;

(b) upon the issuance of any shares of the Class A Common Stock or Class B Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(c) upon the issuance of any shares of the Class A Common Stock or Class B Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(d) for a change in the par value or no par value of the Class A Common Stock or Class B Common Stock; or

(e) for accumulated and unpaid dividends.

Section 9. Fundamental Change.

(i) Within ten Trading Days after the Effective Date of a Fundamental Change (or, in the case of a Fundamental Change described in clause (b) of the definition of such term, within ten Trading Days prior to the anticipated Effective Date of such Fundamental Change), the Company shall give notice of such Fundamental Change in accordance with Section 13(ii) hereof to each record holder of Series A Preferred Stock (the “Fundamental Change Notice”). Such Fundamental Change Notice shall state:

(a) the events causing the Fundamental Change;

(b) whether the Company will make a cash payment in lieu of issuing shares of Class A Common Stock upon exercise by Holders of the Fundamental Change Option as set forth under Section 9(ii) below;

(c) the Effective Date or anticipated Effective Date of such Fundamental Change and the period of time during which a Holder may exercise its Fundamental Change Option as set forth below;

(d) in the case of a Public Acquirer Fundamental Change, whether the Company elects to adjust the Conversion Rate as described under Section 9 below;

(e) the name and address of the Transfer Agent; and

(f) if applicable, the expected determination of the number of Additional Shares to be added to the Conversion Rate as set forth pursuant to Section 9(iii) below.

Simultaneously with the Fundamental Change Notice, the Company shall publish a notice containing the foregoing information in a newspaper of general circulation in The City of New York or publish the information on its website or through such other public medium as the Company may use at that time.

(ii) Additional Conversion Right Upon a Fundamental Change. After the Company gives notice of a Fundamental Change on a “Fundamental Change Notice Date”, Holders shall have a one-time option (the “Fundamental Change Option”) to convert, in addition to the conversion right set forth under Section 7 above, all of their outstanding shares of Series A Preferred Stock into fully paid and nonassessable shares of Class A Common Stock (or, in the case of a Fundamental Change described in clause (b) of its definition, Reference Property) at an adjusted Conversion Rate per share of Series A Preferred Stock equal to the Liquidation Preference, plus any accumulated and unpaid dividends, including Additional Dividends, if any, to, but excluding, the Conversion Date divided by 95% of the average of the daily Volume Weighted Average Price per share of the Class A Common Stock for each of the ten consecutive Trading Days commencing on the Trading Day immediately following the Conversion Date or, in the case where the Company shall deliver Reference Property in settlement of the Fundamental Change Option following the Effective Date of a Fundamental Change set forth in clause (b) of the definition of that term and such Reference Property consists of cash or securities or other property, the Company will adjust the Conversion Rate based upon the face value of such cash or 95% of the average price of such securities over such ten consecutive Trading Days, and if such securities or other property are not listed on a national securities exchange or authorized for quotation on an automated quotation system, the average of the mid-point of the prices of at least three nationally recognized investment banking firms selected by the Company for this purpose. The Fundamental Change Option shall be exercisable during a period of not less than 15 days nor more than 45 days after the Fundamental Change Notice Date, or not less than 15 days nor more than 45 days after the Effective Date in the case of a Fundamental Change described in clause (b) of the definition of that term. In lieu of issuing some or all of the shares of Class A Common Stock or Reference Property issuable upon a Fundamental Change Option, the Company may, at its option, make a cash payment following the Effective Date of a Fundamental Change set forth in clause (b) of the definition of that term equal to the Liquidation Preference per share plus accumulated and unpaid dividends (including Additional Dividends, if any) to, but excluding, the Conversion Date.

(iii) Adjustment to the Conversion Rate Upon a Fundamental Change.

(a) If a Holder converts its Series A Preferred Stock (other than pursuant to a Fundamental Change Option) at any time beginning on the Fundamental Change Notice Date after a notice is given to Holders regarding a Fundamental Change described in clause (b) of the definition of that term, and ending at the close of business on the 30th Trading Day immediately following the Effective Date of such Fundamental Change, the Company will increase the applicable Conversion Rate by a number of additional shares (the “Additional Shares”) for such Series A Preferred Stock as described in Section 9(iii)(b) hereof; provided that (a) such increase in the Conversion Rate shall not take place if such Fundamental Change is not consummated and (b) the Company shall issue shares of Class A Common Stock at the Conversion Rate (without such increase) on or prior to the fifth Business Day following the Conversion Date and the Additional Shares described in Section 9(iii)(b) hereof will be issued after the later to occur of (i) the fifth Business Day following the Effective Date and

(ii) the fifth Business Day following the relevant Conversion Date. On and after the Effective Date, Holders entitled to receive Additional Shares pursuant to this Section 9(iii)(a) shall, as set forth under Section 11 below, receive Reference Property based on the number of Additional Shares set forth above.

(b) The number of Additional Shares will be determined by reference to the table below, based on the Effective Date and the price of the Class A Common Stock (the “Stock Price”). If the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Class A Common Stock consists solely of cash, then the Stock Price will be the cash amount paid per share of the Class A Common Stock. Otherwise, the Stock Price will be the average of the Closing Sale Price per share of the Class A Common Stock for the five consecutive Trading Days immediately preceding the Effective Date.

(c) The following table sets forth the number of Additional Shares per share of Series A Preferred Stock to be added to the Conversion Rate in connection with the Fundamental Change referred to in Section 9(iii)(a):

Number of Additional Shares

	Stock Price
Effective Date	$4.20	$5.00	$7.50	$10.00	$12.50	$15.00	$20.00	$30.00	$50.00
November 15, 2005	43.9205	32.7486	16.7822	10.5291	7.5370	5.7394	3.8916	2.4445	0.0000
November 15, 2006	43.9205	29.7645	14.3179	8.6367	5.5836	4.4802	2.9852	1.8726	0.0000
November 15, 2007	43.9205	27.8456	12.8357	7.4014	4.7784	3.6264	2.5243	1.6265	0.0000
November 15, 2008	43.9205	24.5488	9.9749	5.2605	3.2041	2.4286	1.7227	1.1299	0.0000
November 15, 2009	43.9205	20.1151	5.0286	1.3302	0.6734	0.5264	0.3927	0.2618	0.0000
November 20, 2010	43.9205	17.4967	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
Thereafter	43.9205	17.4967	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The Stock Prices set forth in the table will be adjusted as of any date on which the Conversion Price of the Series A Preferred Stock is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to the adjustment divided by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment to the Conversion Price and the denominator of which is the Conversion Price as so adjusted.

(iv) The exact Stock Price and Effective Date may not be set forth in the table, in which case:

(1) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the Additional Share amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year;

(2) if the Stock Price is in excess of $50.00 per share (subject to adjustment in the same manner as the Stock Price), no Additional Shares will be added to the Conversion Rate; and

(3) if the Stock Price is less than or equal to $4.20 per share (subject to adjustment in the same manner as the Stock Price), no Additional Shares will be added to the Conversion Rate.

(v) Notwithstanding the foregoing, in no event will the Conversion Rate exceed 238.0952 shares, subject to adjustment in the same manner as the Conversion Price is subject to adjustment pursuant to Section 8 hereof but on an inversely proportional basis.

Section 10. Conversion After a Public Acquirer Fundamental Change.

(i) In the event of a Public Acquirer Fundamental Change, the Company may, in lieu of increasing the Conversion Rate as described in Section 9(iii) hereof, elect to adjust the Conversion Rate and related conversion obligation such that, from and after the Effective Date of such Public Acquirer Fundamental Change, the Holders who elect to convert shares of Series A Preferred Stock pursuant to Section 7 shall be entitled to convert their shares of Series A Preferred Stock into a number of shares of Public Acquirer Common Stock that have been registered, or the resale of which will be registered, under the Securities Act, by multiplying the Conversion Rate in effect immediately before the Public Acquirer Fundamental Change by a fraction:

(a) the numerator of which shall be the average of the Closing Sale Price of the Class A Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Fundamental Change; and

(b) the denominator of which shall be the average of the Closing Sale Price of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Fundamental Change.

Such adjusted Conversion Rate and related conversion obligation into Public Acquirer Common Stock shall be immediately following the Effective Date of the Fundamental Change, and the Conversion Price per share of Series A Preferred Stock shall be $1,000 divided by such adjusted Conversion Rate into Public Acquirer Common Stock. At any time following the Effective Date of such Fundamental Change, the Conversion Rate shall equal $1,000 plus accumulated and unpaid dividends to the related Conversion Date divided by such Conversion Price. The adjusted Conversion Price shall be subject to adjustment as set forth under Section 8 above, and the applicable Conversion Rate shall be subject to further adjustment for Additional Shares as set forth pursuant to Section 9 above.

(ii) Upon the Company’s decision to adjust the Conversion Rate and related conversion obligation upon a Public Acquirer Fundamental Change, Holders may convert their Series A Preferred Stock at the adjusted Conversion Rate as described in Section 10(i) but will not be entitled to the increase in the Conversion Rate by the Additional Shares as described in Section 9(iii) hereof. The registered shares of Public Acquirer Common Stock, or the shares of Public Acquirer Common Stock registered for resale, as the case may be, shall be listed, or approved for listing subject only to the official notice of issuance, on a national securities exchange or the Nasdaq National Market.

(iii) The Company shall state, in the notice of a Fundamental Change required to be issued pursuant to Section 9(i), whether it has elected to adjust the Conversion Rate pursuant to Section 10(i), rather than increase the Conversion Rate pursuant to Section 9(iii). With respect to each Public Acquirer Fundamental Change, the Company shall make only one election, and the Company shall not change that election once it has first mailed any such notice or made any such public announcement or publication. However, if the Company elects to change the conversion right in connection with a Public Acquirer Fundamental Change as described in this Section 10 and that such Public Acquirer Fundamental Change ultimately is not consummated, then the Company shall not be obligated to give effect to that particular election.

Section 11. Recapitalizations, Reclassifications and Changes in the Company’s Stock.

(i) In the event of any reclassification of outstanding shares of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger of the Company (other than with a Subsidiary of the Company) with or into another Person or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Class A Common Stock), or any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a “Transaction”), upon conversion of its shares of Series A Preferred Stock on and after the related effective date for such Transaction, a Holder will be entitled to receive the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Class A Common Stock into which such shares of Series A Preferred Stock were convertible into immediately prior to such Transaction, after giving effect to any adjustment event (the “Reference Property”). The provisions of this Section 11(i) and any equivalent thereof in any such securities similarly shall apply to successive Transactions.

(ii) In the event holders of Class A Common Stock have the opportunity to elect the form of consideration to be received in any Transaction, the Company shall make adequate provision whereby the Holders shall have a reasonable opportunity to determine the form of consideration into which all of the Series A Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such Transaction. The determination: (a) will be made by Holders representing a plurality of shares of Series A Preferred Stock participating in such determination, (b) will be subject to any limitations to which all of the holders of Class A Common Stock are subject, including, but not limited to, pro rata reductions applicable to any portion of the consideration payable in such Transaction and (c) will be conducted in such a manner as to be completed by the date which is the earlier of: (1) the deadline for elections to be made by holders of Class A Common Stock, and (2) two Trading Days prior to the anticipated effective date of such Transaction.

(iii) This provision does not limit the rights of Holders in the event of a Fundamental Change, including the Company’s obligation to increase the Conversion Rate by the additional number of shares in connection with a conversion or the Company’s right to elect to adjust the conversion obligation pursuant to Section 10 hereof.

Section 12. Consolidation, Merger and Sale of Assets.

(i) The Company, without the consent of the Holders, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company; provided, however, that (a) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; (b) the shares of Series A Preferred Stock will become or be exchanged for shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, the Series A Preferred Stock had immediately prior to such transaction; and (c) the Company delivers to the Transfer Agent an Officer’s Certificate and an Opinion of Counsel, acceptable to the Transfer Agent, stating that such transaction complies with this Certificate of Designations.

(ii) Upon any consolidation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 12(i) hereof, the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of Series A Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series A Preferred Stock. Nothing in this Section 12 limits the rights of Holders set out in Section 9 hereof.

Section 13. Notices.

(i) When the Company is required, pursuant to this Certificate of Designations, to give notice to Holders by issuing a press release, rather than directly to holders, the Company shall do so in a public medium that is customary for such press release; provided, however, that in such cases, publication of a press release through the Dow Jones News Service shall be considered sufficient to comply with such notice obligation.

(ii) When the Company is required, pursuant to this Certificate of Designations, to give notice to Holders without specifying the method of giving such notice, the Company shall do so by sending notice via first class mail or by overnight courier to the Holders of record as of a reasonably current date or by publication, as provided in Section 13(iii) hereof.

(iii) When the Company is required, pursuant to this Certificate of Designations, to give notice by publication, the Company shall do so by publishing a notice in the national edition of The Wall Street Journal, The New York Times or a newspaper of national circulation chosen in good faith by the Company.

(iv) When the Company is required to give notice herein to any Holder within a specified number of Trading Days prior to a specified event, the Company will identify such Trading Days in good faith based on its reasonable expectations for the application of the definition of “Trading Days” set forth herein. Any notice issued in reliance on such identification will satisfy the Company’s obligation with respect to the timing of such notice, notwithstanding any subsequent events that may cause such days to fail to be Trading Days.

Section 14. Form.

(i) The shares of Series A Preferred Stock shall be issued in the form of one or more permanent global shares (each, a share of “Global Preferred Stock”) in definitive, fully registered form with the global legend (the “Global Stock Legend”) and, until such time as otherwise determined by the Company and the Transfer Agent, the restricted stock legend (the “Restricted Stock Legend”), each as set forth on the form of Series A Preferred Stock Certificate attached hereto as Exhibit B, which is hereby incorporated in and expressly made a part of the terms of the Series A Preferred Stock.

(ii) Each share of Global Preferred Stock may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The shares of Global Preferred Stock shall be deposited on behalf of the Holders represented thereby with the Transfer Agent, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Transfer Agent as hereinafter provided.

(iii) The aggregate number of shares represented by each share of Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary or its nominee as hereinafter provided. This Section 14 shall apply only to a share of Global Preferred Stock deposited with or on behalf of the Depositary. The Company shall execute and the Transfer Agent shall, in accordance with this Section 14, countersign and deliver initially one or more shares of Global Preferred Stock that (a) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (b) shall be delivered by the Transfer Agent to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Transfer Agent as custodian for the Depositary pursuant to an agreement between the Depositary and the Transfer Agent.

(iv) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any share of Global Preferred Stock held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary, or under such share of Global Preferred Stock, and the Depositary may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer

Agent as the absolute owner of such share of Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any shares of Global Preferred Stock.

(v) Owners of beneficial interests in shares of Global Preferred Stock shall not be entitled to receive physical delivery of certificated shares of Series A Preferred Stock, unless (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the shares of Global Preferred Stock or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case a successor is not appointed within 90 days or (y) the Company in its discretion determines not to have all of the Series A Preferred Stock represented by the shares of Global Preferred Stock. Any Series A Preferred Stock that is exchangeable pursuant to the preceding sentence is exchangeable for certificated shares of Series A Preferred Stock issuable for such number of shares and registered in such names as the Depositary shall direct. Subject to the foregoing, the shares of Global Preferred Stock are not exchangeable, except for shares of Global Preferred Stock representing the same aggregate number of shares and registered in the name of the Depositary or its nominee.

(vi) (a) An Officer shall sign the share of Global Preferred Stock for the Company, in accordance with the Company’s bylaws and applicable law, by manual or facsimile signature.

(b) If an Officer whose signature is on a share of Global Preferred Stock no longer holds that office at the time the Transfer Agent countersigns the share of Global Preferred Stock, the share of Global Preferred Stock shall be valid nevertheless.

(c) A share of Global Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such share of Global Preferred Stock. The signature shall be conclusive evidence that such share of Global Preferred Stock has been authenticated under the terms of the Series A Preferred Stock. Each share of Global Preferred Stock shall be dated the date of its authentication.

Section 15. Transfer of Securities.

(i) The shares of Series A Preferred Stock, the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock and any shares of Class A Common Stock delivered as payment for a dividend or Additional Shares in connection with an increase in the Conversion Rate pursuant to this Certificate of Designations (collectively, the “Securities”) have not been registered under the Securities Act or any other applicable securities laws and may not be offered or sold except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from registration under the Securities Act and any other applicable securities laws, or in a transaction not subject to such laws.

(ii) Notwithstanding any provision to the contrary herein, transfers of a share of Global Preferred Stock, in whole or in part, or of any beneficial interest therein, shall be made as follows:

(a) Transfers of a share of Global Preferred Stock shall be limited to transfers of such share of Global Preferred Stock in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(b) If an owner of a beneficial interest in a share of Global Preferred Stock deposited with the Depositary or with the Transfer Agent as custodian for the Depositary wishes at any time to transfer its interest in such share of Global Preferred Stock bearing the Restricted Stock Legend to a Person who is eligible to take delivery thereof in the form of a beneficial interest in a share of Global Preferred Stock bearing the Restricted Stock Legend, such owner may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for a new beneficial interest in the applicable share of Global Preferred Stock. Upon receipt by the Transfer Agent at its office in The City of New York of (1) instructions from the Holder directing the Transfer Agent to transfer its interest in the applicable share of Global Preferred Stock, such instructions to contain the name of the transferee and appropriate account information, (2) a certificate in the form of the Certificate of Transfer attached hereto as Exhibit C, given by the transferor, to the effect set forth therein, and (3) such other certifications, legal opinions and other information as the Company or the Transfer Agent may reasonably require to confirm that such transfer is being made in accordance with the transfer restrictions set forth in the Restricted Stock Legend, the Transfer Agent shall effect such transfer of such shares of Global Preferred Stock.

(c) If a request is made by the owner of a beneficial interest to transfer its interest from a share of Global Preferred Stock bearing the Restricted Stock Legend to a share of Global Preferred Stock not bearing the Restricted Stock Legend, the transfer shall not be made unless there is delivered to the Company and the Transfer Agent such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Company, that such shares of Series A Preferred Stock are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Transfer Agent shall instruct the Depositary to reduce or cause to be reduced such share of Global Preferred Stock bearing the Restricted Stock Legend by the number of shares of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the share of Global Preferred Stock that is being transferred, and concurrently with such reduction and debit, the

Transfer Agent will instruct the Depositary to increase or cause to be increased the applicable share of Global Preferred Stock not bearing the Restricted Stock Legend by the aggregate number of shares being exchanged and to credit or cause to be credited to the account of the transferee the beneficial interest in the share of Global Preferred Stock that is being transferred.

(iii) Except in connection with a registration statement relating to the Securities, if shares of Series A Preferred Stock in certificated form are delivered upon the transfer, exchange or replacement of shares of Series A Preferred Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend on shares of Series A Preferred Stock, the certificates representing the shares of Series A Preferred Stock so issued shall bear the Restricted Stock Legend and the Restricted Stock Legend shall not be removed unless there is delivered to the Company and the Transfer Agent such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that such shares of Series A Preferred Stock are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Transfer Agent, at the direction of the Company, shall countersign and deliver certificates representing the shares of Series A Preferred Stock that do not bear the Restricted Stock Legend.

(iv) Shares of Class A Common Stock issued upon a conversion of the shares of Series A Preferred Stock bearing the Restricted Stock Legend or upon the payment of dividends or Additional Shares in connection with an increased Conversion Rate, prior to the second anniversary of the Issue Date, shall be in global form and bear a common stock legend, a form of which is attached hereto as Exhibit D (the “Restricted Class A Common Stock Legend”). Transfers of shares of Class A Common Stock held in certificated and global form may be effected in the same manner as transfers of the Series A Preferred Stock, mutatis mutandis.

(v) The Company will refuse to register any transfer of Securities that is not made in accordance with the provisions of the Restricted Stock Legend or the Restricted Common Stock Legend, as applicable; provided that the provisions of this Section 15(v) shall not be applicable to any share of Series A Preferred Stock that does not bear any Restricted Stock Legend or any Restricted Common Stock Legend.

Section 16. Fractional Shares.

No fractional shares of Class A Common Stock shall be issued to Holders. In lieu of any fraction of a share of Class A Common Stock that would otherwise be issuable in respect of the aggregate number of shares of the Series A Preferred Stock surrendered by a Holder upon a conversion or issuable to a Holder in respect of a stock dividend or payment in connection with an increased Conversion Rate in shares of Class A Common Stock, such Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (a) in the case of any payment of a stock dividend or payment in connection with an increased Conversion Rate, the Closing Sale Price on the Trading Day next preceding the issuance of such Class A Common Stock or (b) in the case of Class A Common Stock issuable upon conversion, the Closing Sale Price on the Trading Day next preceding the Conversion Date.

Section 17. Definitions.

(i) “Additional Dividends” shall have the meaning ascribed thereto in Section 2(iii).

(ii) “Additional Shares” shall have the meaning ascribed thereto in Section 9(iii) hereof.

(iii) “Agent Members” shall have the meaning ascribed thereto in Section 14(iv) hereof.

(iv) “Board of Directors” shall have the meaning ascribed thereto in the preamble hereof and, as used herein, shall include any duly authorized committee of the Board of Directors.

(v) “Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

(vi) “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close.

(vii) “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

(viii) “Class A Common Stock” shall mean the class A common stock, par value $0.01 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such class A common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, merger, consolidation or similar transaction in which the Company is a constituent Corporation. Following a Transaction pursuant to which the Series A Preferred Stock is convertible into Reference Property, the “Class A Common Stock” for purposes of this Certificate of Designations shall mean a unit of such Reference Property based on one share of Class A Common Stock immediately prior to such Transaction.

(ix) “Class B Common Stock” shall mean the class B common stock, par value $0.01 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such class B common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, merger, consolidation or similar transaction in which the Company is a constituent corporation.

(x) The “Closing Sale Price” of the Class A Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which such Class A Common Stock is traded or, if such Class A Common Stock is not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Closing Sale Price of the Class A Common Stock will be the average of the mid-point of the last bid and ask prices for the Class A Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

(xi) “Company” shall have the meaning ascribed thereto in the preamble hereof.

(xii) “Conversion Date” shall have the meaning ascribed thereto in Section 7(iii).

(xiii) “Conversion Price” shall have the meaning ascribed thereto in Section 7(i) hereof.

(xiv) “Conversion Rate” shall have the meaning ascribed thereto in Section 7(i) hereof.

(xv) “Conversion Shares” shall have the meaning ascribed thereto in Section 8(ii) hereof.

(xvi) “Debt Obligations” shall mean all of the Company’s existing and future debt obligations or indebtedness of any kind.

(xvii) “Delayed Dividends” shall have the meaning ascribed thereto in Section 2(viii) hereof.

(xviii) “Depositary” shall mean Depository Trust Company (“DTC”) or its successor depositary.

(xix) “DGCL” shall have the meaning ascribed thereto in the preamble hereof.

(xx) “Distribution Date” shall have the meaning ascribed thereto in Section 8(ii)(a) hereof.

(xxi) “Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15 of each year (or the next succeeding Business Day if such date is not a Business Day), commencing February 15, 2006.

(xxii) “Dividend Rate” shall have the meaning ascribed thereto in Section 2(i) hereof.

(xxiii) “Dividend Record Date” shall mean (a) with respect to a dividend payment other than Delayed Dividends, the first calendar day (or the next succeeding Business Day if such day is not a Business Day) of the calendar month in which such Dividend Payment Date falls and (b) with respect to Delayed Dividends, the record date selected pursuant to Section 2(viii) hereof.

(xxiv) “DTC” shall have the meaning ascribed thereto in Section 17(xviii) of this Section 17.

(xxv) “Effective Date” shall mean the actual effective date of a Fundamental Change.

(xxvi) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(xxvii) “Expiration Time” shall have the meaning ascribed thereto in Section 8(i)(e) hereof.

(xxviii) “Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

(xxix) “Fundamental Change” means (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that the person or group has become the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of the common equity of the Company representing more than 50% of the voting power of its common equity; (b) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Class A Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Subsidiary of the Company; provided, however, that a transaction where the holders of more than 50% of all classes of the common equity of the Company immediately prior to the transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee immediately after the event shall not be a Fundamental Change; (c) the Company is liquidated or dissolved or holders of its Capital Stock approve any plan or proposal for its liquidation or dissolution; or (d) the Class A Common Stock ceases to be listed on a national securities exchange or quoted on Nasdaq or another over-the-counter market in the United States; provided, however, that a Fundamental Change shall not be deemed to have occurred in the case of a merger or consolidation if at least 90% of the consideration in the aggregate for all classes of the Company’s Capital Stock (and excluding cash payments for fractional shares and cash payment pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Fundamental Change consists of shares of common stock of a United States company with full voting rights traded on a national securities exchange or quoted on the NASDAQ (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as “Publicly Traded Securities”).

(xxx) “Fundamental Change Notice” shall have the meaning ascribed thereto in Section 9(i) hereof.

(xxxi) “Fundamental Change Notice Date” shall have the meaning ascribed thereto in Section 9(ii) hereof.

(xxxii) “Fundamental Change Option” shall have the meaning ascribed thereto in Section 9(ii) hereof.

(xxxiii) “Global Preferred Stock” shall have the meaning ascribed thereto in Section 14(i) hereof.

(xxxiv) “Global Stock Legend” shall have the meaning ascribed thereto in Section 14(i) hereof.

(xxxv) “Holders” shall have the meaning ascribed thereto in Section 2(i) hereof.

(xxxvi) “Initial Six-Quarter Period” shall have the meaning ascribed thereto in Section 2(ii) hereof.

(xxxvii) “Issue Date” shall mean November 15, 2005, the original date of issuance of the Series A Preferred Stock.

(xxxviii) “Junior Stock” shall mean Class A Common Stock and Class B Common Stock of the Company and each other class of Capital Stock or series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(xxxix) “Liquidation Preference” shall have the meaning ascribed thereto in Section 2(i) hereof.

(xl) “Market Value” means, with respect to any date of determination, the average Closing Sale Price of the Class A Common Stock for a five consecutive Trading Day period on the New York Stock Exchange (or such other national securities exchange or automated quotation system on which the Class A Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, the average of the mid-point of the last bid and ask prices for the Class A Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose) preceding the earlier of (i) the day preceding the date of determination and (ii) the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date” when used with respect to any issuance or distribution, means the first date on which the Class A Common Stock trades, regular way, on the New York Stock Exchange or other principal U.S. securities exchange or quotation system on which the Class A Common Stock is listed or quoted at that time, without the right to receive the issuance or distribution.

(xli) “Officer” means the Chief Executive Officer, the Chief Financial Officer, the Treasurer, or the General Counsel of the Company.

(xlii) “Officer’s Certificate” means a certificate signed by two Officers of the Company.

(xliii) “Opinion of Counsel” shall mean a written opinion from legal counsel who is acceptable to the Company or the Transfer Agent. The counsel may be an employee of or counsel to the Company or Transfer Agent.

(xliv) “Parity Stock” shall mean any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(xlv) “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

(xlvi) “Public Acquirer Common Stock” shall have the meaning ascribed to such term in the definition of “Public Acquirer Fundamental Change” in Section 17(xlvii) hereof.

(xlvii) “Public Acquirer Fundamental Change” means any acquisition of the Company pursuant to clause (b) of the definition of Fundamental Change that would otherwise obligate the Company to increase the Conversion Rate as described in Section 9(iii) hereof in which the acquirer has a class of common stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change (the “Public Acquirer Common Stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have Public Acquirer Common Stock if a corporation that directly or indirectly owns at least a majority of the acquirer, has a class of common stock satisfying the foregoing requirement and all references to Public Acquirer Common Stock will refer to such class of common stock. Majority owned for these purposes means having the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.

(xlviii) “Purchased Shares” shall have the meaning ascribed thereto in Section 8(i)(e) hereof.

(xlix) “Redemption Date” shall have the meaning ascribed thereto in Section 6(vi).

(l) “Reference Property” shall have the meaning ascribed thereto in Section 11(i) hereof.

(li) “Registration Default” shall have the meaning ascribed thereto in Section 2(iii).

(lii) “Restated Certificate of Incorporation” shall have the meaning ascribed thereto in the preamble hereof.

(liii) “Restricted Class A Common Stock Legend” shall have the meaning ascribed thereto in Section 15(iv) hereof.

(liv) “Restricted Stock Legend” shall have the meaning ascribed thereto in Section 14(i) hereof.

(lv) “SEC” shall have the meaning ascribed thereto in Section 3(v)(b)(4) hereof.

(lvi) “Securities” shall have the meaning ascribed thereto in Section 15(i) hereof.

(lvii) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(lviii) “Senior Stock” shall mean each class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(lix) “Series A Preferred Stock” shall have the meaning ascribed thereto in the preamble hereof.

(lx) “Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

(lxi) “Termination Date” shall have the meaning ascribed thereto in Section 6(ii).

(lxii) “Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Class A Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if the Class A Common Stock is not quoted on Nasdaq, on the principal other market on which the Class A Common Stock is then traded.

(lxiii) “Transaction” shall have the meaning ascribed thereto in Section 11(i) hereof.

(lxiv) “Transfer Agent” means EquiServe Trust Company N.A. unless and until a successor is selected by the Company, and then such successor; provided that any Transfer Agent may also serve as paying agent or conversion agent, as the case may be.

(lxv) “Triggering Event” means a specified event the occurrence of which entitles the holders of rights, options or warrants to exercise such rights, option or warrants.

(lxvi) “Volume-Weighted Average Price” means, as to the Class A Common Stock per share on a Trading Day, the volume-weighted average price per share of Class A Common Stock on the New York Stock Exchange (or such other national securities exchange or automated quotation system on which the Class A Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, the average of the mid-point of the last bid and ask prices for the Class A Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose) during the regular principal trading hours on such exchange or quotation system on that Trading Day, as displayed by Bloomberg Business News or such other comparable service determined in good faith by the Company that has replaced Bloomberg Business News.

Section 18. Miscellaneous.

(i) Notwithstanding any provision herein to the contrary, in accordance with Sections 5, 6, 7, 8 or 9, the procedures for conversion of shares of Series A Preferred Stock not held in certificated form will be governed by arrangements among the Depositary of the shares of Series A Preferred Stock, its participants and Persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the Depositary from time to time including procedures for the payment of funds equal to dividends payable to which a Holder is not entitled upon conversion and taxes or duties, if any.

(ii) The liquidation preference and the annual dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (and such determination shall be conclusive) and submitted by the Board of Directors to the Transfer Agent.

(iii) For the purposes of Section 8, the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock.

(iv) If the Company shall take any action affecting the Class A Common Stock, other than any action described in Section 8, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders, then the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

(v) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Class A Common Stock for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Class A Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this Section 18(v), the number of shares of Class A Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(vi) The Company covenants that any shares of Class A Common Stock issued upon conversion of the Series A Preferred Stock or issued in respect of a stock dividend payment or Additional Shares in connection with an increased Conversion Rate shall be validly issued, fully paid and non-assessable.

(vii) The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock or other securities or property upon conversion of the Series A Preferred Stock pursuant thereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock or other securities or property in a name other than that of the Holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid or is not applicable.

(viii) Except as otherwise provided in Section 6(vi) hereof, the Series A Preferred Stock is not redeemable.

(ix) The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

(x) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(xi) Series A Preferred Stock may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder’s fractional shares, to exercise voting rights,

receive dividends, participate in distributions and have the benefit of all other rights of Holders of Series A Preferred Stock.

(xii) Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to shares of the Series A Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the Holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accumulated on funds so deposited shall be paid to the Company from time to time.

(xiii) Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations or the Restated Certificate of Incorporation.

(xiv) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(xv) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

(xvi) Shares of Series A Preferred Stock that (a) have not been issued on or before December 8, 2005 or (b) have been issued and reacquired in any manner, including shares of Series A Preferred Stock purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Series A Preferred Stock must be in compliance with the terms hereof.

(xvii) If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed by Edward B. Stead, Executive Vice President and General Counsel of the Company this fourteenth day of November, 2005.

BLOCKBUSTER INC.

By:	/s/ Edward B. Stead
Name:	Edward B. Stead
Title:	Executive Vice President and General Counsel

EXHIBIT A

FORM OF NOTICE OF CONVERSION

(To be Executed by the Registered Holder

in order to convert the 7.50% Series A Cumulative Convertible Perpetual Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”), as of the date written below,          shares of 7.50 % Series A Cumulative Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”), represented by stock certificate No(s).          (the “Preferred Stock Certificates”) into shares of class A common stock, par value $0.01 per share (“Class A Common Stock”), of Blockbuster Inc. (the “Company”) according to the conditions of the Certificate of Designations establishing the terms of the Series A Preferred Stock, dated November 14, 2005, as such may be amended from time to time (the “Certificate of Designations”). If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Class A Common Stock issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to registration of the Class A Common Stock under the Securities Act of 1933 (the “Act”) or pursuant to an exemption from registration under the Act.

The Company is not required to issue shares of Class A Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Class A Common Stock to an overnight courier as promptly as practicable following receipt of the original Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:	_______________________________

Applicable Conversion Rate:	_______________________________

Exercise of Fundamental Change Option:	☐ yes ☐ no

Number of Shares of Series A Preferred Stock:	_______________________________

Number of Shares of Class A Common Stock to be Issued:	_______________________________

Signature:

Name:

Address1:

Fax No.:

1	Address where shares of Class A Common Stock and any other payments or certificates shall be sent by the Company.

A-1

EXHIBIT B

FORM OF SERIES A PREFERRED STOCK CERTIFICATE

7.50% SERIES A CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK

(Liquidation Preference $1,000 per Share)

Blockbuster Inc.

Incorporated under the Laws of the State of Delaware

CUSIP: 093679306

CERTIFICATE NUMBER 1 _________ SHARES

This represents and certifies that CEDE & CO is the owner of _______ fully paid and non-assessable shares of 7.50% Series A Cumulative Convertible Perpetual Preferred Stock (Liquidation Preference $1,000 per Share), of Blockbuster Inc. (the “company”) transferable upon the books of the company by the holder hereof in person or by the holder’s duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation and all amendments thereto (copies of which are on file at the office of the company), to which the holder hereof by acceptance hereof expressly assents.

[INSERT IF GLOBAL PREFERRED STOCK] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

(2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE CLASS A

COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

(3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE ISSUER AND TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT OF 1933.

IN WITNESS WHEREOF, Blockbuster Inc. has executed this Certificate as of the date set forth below.

BLOCKBUSTER INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:	________________________________

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.

as Transfer Agent

By:
Name:
Title:	Authorized Signatory

Dated:	________________________________

REVERSE OF THE SECURITY

The company will furnish to any stockholder, upon request and without charge, a full statement of the information required by §151(f) of the General Corporation Law of the State of Delaware with respect to the powers, designations, preferences and relative, participating, optional, or other special rights of the 7.50% Series A Cumulative Convertible Perpetual Preferred Stock (Liquidation Preference $1,000 per Share) and the qualifications, limitations or restrictions on those preferences or rights of such preferred stock and each other class or series authorized to be issued. Any such request must be made to the secretary of the company or to the Transfer Agent.

ASSIGNMENT

For Value Received, ___________ hereby sells, assigns and transfers unto _________ (print or typewrite name, address and social security or other identifying number of assignee) Shares of the stock represented by this Certificate, and does hereby irrevocably constitute and appoint attorney, to transfer the said stock on the books of the within named company with full power of substitution in the premises.

Dated: ________________________

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER OF PREFERRED STOCK

(Transfers pursuant to Section 14 of the Certificate of Designations)

Re: Blockbuster Inc. (the “Company”)

7.50% Series A Cumulative Convertible Perpetual Preferred Stock

Reference is hereby made to the Certificate of Designations establishing the terms of the Series A Cumulative Convertible Perpetual Preferred Stock (“Series A Preferred Stock”), dated November 14, 2005, as such may be amended from time to time (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Certificate of Designations.

This Letter relates to _____ shares of Series A Preferred Stock (the “Securities”), which are held in the form of a Global Preferred Share (CUSIP NO. 093679306) with the Depositary in the name of __________ (the “Transferor”) to effect the transfer of the Securities.

In connection with such request, and in respect of such shares of Series A Preferred Stock, the Transferor does hereby certify that the shares of Series A Preferred Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms.

CHECK ONE BOX BELOW:

(1) ☐ to a transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933 (the “Securities Act”) purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

(2) ☐ pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(3) ☐ in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Company so requests); or

(4) ☐ pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such transfer.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144.

[Name of Transferor]

By:
Name:
Title:

Dated: ______________________________

C-1

EXHIBIT D

RESTRICTED CLASS A COMMON STOCK LEGEND

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

(2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

(3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE ISSUER AND TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT OF 1933.

D-1